EXHIBIT 10.7

Care Concepts I, Inc.

10% Series F Convertible Senior Secured Preferred Stock due 2009

SUBSCRIPTION AGREEMENT

September 28, 2004

Vestcap International Management Limited

Arawak Chambers

Sea Meadow House

Roadtown, Tortola

British Virgin Islands

Castlerigg Master Investments Limited

40 West 57th Street

New York, New York 10019

Gentlemen:

Care Concepts I, Inc., a Delaware corporation (the "Company"), hereby confirms its agreement with each of Vestcap International Management Limited and Castlerigg Master Investments Limited (“Castlerigg”) (individually, the “Purchaser” and collectively, the "Purchasers"), as set forth below.

1.

The Offering and the Transactions

A.

The Series F Senior Preferred Stock.  Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Purchasers (i) an aggregate of 34,500 shares of the Company’ 10% convertible senior secured preferred stock (the “Series F Senior Preferred Stock”); and (ii) three (3) year warrants (the “Series F Warrants”) entitling the Purchasers to purchase at an exercise price of $3.00 per share (the “Exercise Price”) an aggregate of 386,194 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) for an aggregate purchase price of $3,450,000 (the “Purchase Price”).

In addition, at any time within one (1) year from the Closing Date (as hereinafter defined) the  Castlerigg may, at its sole option, exchange shares of common stock of Penthouse International, Inc. (“Penthouse”) previously purchased by Castlerigg  for an aggregate of approximately $2,000,000 for (i) 20,000 additional shares of Series F Senior Preferred Stock, and (ii) 224,582 additional Series F Warrants (the “Exchange Option”).

(a)

The Series F Senior Preferred Stock  being offered and sold by the Company shall, as more specifically described in the Certificate of Designations of the Series F Senior Preferred Stock and the Transaction Documents (as defined below) :

(i)

pay an annual dividend (A)  at the rate of 10% per annum, payable semi-annually on June 30th and December 31st , based on a 360 day calendar year, (B) payable either 100% in cash, or at the option of the Company, 50% in cash and the balance in additional shares of Company Common Stock valued at the 50% of the “VWAP Price,” (as hereinafter defined) for the five trading days prior to the dividend payment date, but without regard to the “Assumed Floor Price” (as hereinafter defined) then in effect, and (C) if  a Purchaser converts the Series F Preferred Stock, in whole or in part, accrued and unpaid dividends on the amount so converted shall be paid upon conversion (pro-rated for any period of less than six months);

(ii)

be senior, at the rate of $100 per share, plus accrued dividends and any additional amounts owed by the Company with respect to the Series F Senior Preferred Stock, on liquidation and sale of control or substantially all of the assets of the Company to the “10% Notes” (as hereinafter defined) and to all shares of capital stock of the Company, including, without limitation, the Company’s outstanding Series A Preferred, Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series G Preferred Stock;

(iii)

unless previously converted into Common Stock shall be redeemable at the option of  a Purchaser or any subsequent holder, at $100 per share, plus accrued dividends and any additional amounts owed by the Company with respect to the Series F Senior Preferred Stock, if any, on September 15, 2009 or such sooner date as may be provided in the Transaction Documents (the “Mandatory Redemption Date”);

(iv)

be secured by a lien and security interest (“Lien”) on the assets of the Internet Billing Company LLC (“iBill”), which will become a subsidiary of the Company upon the closing of the iBill Acquisition, as defined below, and Media Billing Company, LLC, as set forth in the Security Agreement. The Lien securing the Series F Senior Preferred Stock shall be expressly (A) subject and subordinate only to the first priority Lien on the assets of iBill now existing or hereafter granted to any person, firm or corporation (the “Senior Lender”) providing up to $10.0 million of working capital financing to iBill (the “iBill Senior Financing”), and (B) senior to the subordinated Lien granted to the holders of up to $15.0 million of 10% senior secured notes of the Company due September 15, 2009 (the “10% Notes”);

(v)

be secured by: (A) Media Billing’s pledge of a pro-rata percentage of 100% of the members interest of iBill, and (B) a pro-rata percentage of the 395,519 shares of “GMI Stock” (hereinafter defined) to be owned by the Company; which pledged securities shall be apportioned among the Purchasers and the holders of the 10% Notes on a pro rata basis based upon the $3.45 million Purchase Price hereunder and the initial $9.525 million purchase price for the 10% Notes; provided, that if additional 10% Notes are sold following the date hereof (not to exceed $4.475 million in the aggregate) or the Purchaser elects the Exchange Option to increase the Stated Value of the Series F Preferred Stock to $5.45 million, such allocation of the pledged iBill members interests and GMI Stock shall be appropriately readjusted; it being anticipated that (subject to the above adjustment) 26.59% of the iBill members interest and an aggregate of 105,168 shares of GMI Stock will initially be pledged to the Purchasers, and the remaining 73.41% of the iBill members interest and 290,351 shares of GMI Stock will be pledged to the holders of the 10% Notes of the Company; and

(vi)

at such time as the Company shall have obtained  Stockholder Approval, as defined in Section 1(B)(g) below for, but in no event later than December 31, 2004, shall be convertible, at any time at the option of  a Purchaser, into shares of the Company’s Common Stock (the “Series F Conversion Shares”), at a price per share equal to $3.00 (the “Series F Preferred Conversion Price” or the “Conversion Price”); and

(vii)

be substantially in the form attached hereto at Exhibit A and made a part hereof.

(b)

Notwithstanding the foregoing $3.00 per share Conversion Price, in the event that the “VWAP” (as defined) of Company Common Stock, as traded on the American Stock Exchange, LLC (the “AMEX”) or on the Nasdaq Stock Exchange, the New York Stock Exchange or the NASD OTC-Bulletin Board (together with the AMEX, a “National Securities Exchange”), shall be less than the $3.00 per share on the date (the “Conversion Date”) that notice of conversion is given to the Company by  a Purchaser (the “Conversion Notice”), then, and in such event,  such Purchaser shall be entitled to receive from the “Escrowed Shares,” hereinafter defined, that number of additional shares of Common Stock of the Company (the “Adjustment Shares”) as shall represent, together with the number of Series F Conversion Shares (inclusive of Series F Conversion Shares issuable upon exercise of the Exchange Option) issuable at the $3.00 per share Series F Preferred Conversion Price, the aggregate number of shares of Company Common Stock that would have been issuable on the Conversion Date if the Series F Conversion Price had been based upon 50% of the average VWAP of the Company’s Common Stock for the five trading days immediately prior to the Conversion Date (the “Assumed Series F Preferred Conversion Price”); provided, that in no event would such Assumed Series F Preferred Conversion Price ever be less than $0.50 per share, except upon adjustment (the “Assumed Floor Price”).   The term “VWAP” means the daily volume weighted average price of the Company’s Common stock on the National Securities Exchange as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 a.m. Eastern Time to 4:00 p.m. Eastern Time) using the VWAP function on the date in question.

A maximum of up to 39,916,666 Adjustment Shares of the Company are subject to potential issuance (i) up to a maximum of 25,000,000 of such Adjustment Shares to the holders of up to a maximum of $15,000,000 of 10% Notes, (ii) up to a maximum of 5,833,333 of such Adjustment Shares to the holders of $3,500,000 stated value of Series E convertible preferred stock hereinafter described (the “Series E Preferred Stock”), and (iii) up to a maximum of 9,083,333 of such Adjustment Shares to the Purchasers upon conversion of the maximum $5,450,000 stated value of Series F Senior Preferred Stock. Notwithstanding anything contained herein to the contrary, such maximum number of Adjustment Shares shall be subject to adjustment in the event that the Assumed Floor Price is lowered pursuant to the Certificate of Designation of the Series F Senior Preferred Stock.   In the event that there are not a sufficient number of Escrowed Shares in escrow to issue all of the Adjustment Shares, then the Company shall have the obligation to issue to the applicable Purchaser the difference between (i) the number of Adjustment Shares issuable to such Purchaser if there was a sufficient number of Escrowed Shares  and (ii) the number of Escrowed Shares issued to the Purchaser.

For the avoidance of doubt, if for example, a Purchaser sends a Conversion Notice to convert $1,000,000 of his or its Series F Senior Preferred Stock and the Assumed Series F Preferred Conversion Price (calculated based upon 50% of the average VWAP of Company, as traded on the AMEX or another National Securities Exchange, for the five trading days immediately prior to the Conversion Date) shall be $1.00 per share, notwithstanding the $3.00 Series F Preferred Conversion Price set forth above and in the Certificate of Designations for the Series F Senior Preferred Stock, in addition to 333,333 Series F Conversion Shares,  such  Purchaser shall be entitled to receive out of the Escrowed Shares described below an additional 666,667 Adjustment Shares of Common Stock of the Company.  In no event, however, would  such Purchaser be entitled to receive more than 1,666,667 Adjustment Shares in such example, even if the Assumed Series F Preferred Conversion Price then in effect was less than $0.50, unless the Assumed Floor Price is lowered pursuant to the anti-dilution provisions set forth in the Certificate of Designation of the Series F Senior Preferred Stock.

(c)

To avoid further dilution to the Company if Adjustment Shares become issuable to holders of the Series F Senior Preferred Stock, 10% Notes and Series E Preferred Stock, GMI Investment Partners, a principal stockholder of the Company, and their affiliates described in Section 1B below and the Company, have entered into an escrow agreement  with McLaughlin & Stern, LLP,  as escrow agent for the holders  of the Series F Senior Preferred Stock and with the attorneys for the holders of the 10% Notes and Series E Preferred Stock.  Under the terms of such escrow agreement (the “Series G Preferred Stock Escrow Agreement”), an aggregate of 29,929 shares of the Company’s “Series G Preferred Stock” (described below) are being placed in escrow (the “Escrowed Shares”); which Escrowed Shares, including 9,083,333 Escrowed Shares being held for the benefit of the Purchasers, are automatically convertible into an aggregate of 39,916,666 shares of Common Stock of the Company by not later than December 31, 2004.   The Purchasers hereby agree to the terms set forth in the Series G Escrow Agreement, including the appointment of McLaughlin & Stern LLP, as a Series G Preferred Stock Escrow Agent.  In the event that the Assumed Series F Preferred Conversion Price shall be less than $3.00 per share on any Conversion Date, within three (3) Business Days after a Conversion Notice shall be delivered to counsel to the Company and to the Purchaser setting forth the calculation of the appropriate number of Escrowed Shares to be delivered to the Purchaser as Adjustment Shares, the Escrow Agents shall cause certificates evidencing such Adjustment Shares (up to the maximum 9,083,333 Adjustment Shares available to Purchasers) to be delivered to the Purchasers.  Similar escrow arrangements are also available with counsel to the holders of 10% Notes and Series E Preferred Stock Any Escrowed Shares no longer subject to issuance as Adjustment Shares or otherwise remaining in escrow following conversion into Common Stock of all outstanding 10% Notes, Series E Preferred Stock and Series F Senior Preferred Stock, shall be promptly returned to GMI Partners or its Affiliates.

(d)

The Series F Conversion Shares, any Adjustment Shares that a Purchaser may acquire at any time, and any shares of Common Stock issuable upon exercise of the Series F Warrants (the “Series F Warrant Shares”), are subject to limitation, so that the aggregate number of shares of Common Stock of which such Purchaser and all persons affiliated with such Purchaser have beneficial ownership (calculated pursuant to Rule 13d-3 of the Securities

Exchange Act of 1934, as amended) does not at any time exceed 9.99% of the Company's then outstanding Common Stock. The Warrants shall be deemed unexerciseable to the extent necessary to comply with this provision prior to any restriction being placed on the Purchaser’s right to receive Series F Conversion Shares or Adjustment Shares.

(e)

The Series F Senior Preferred Stock, the Series F Conversion Shares, the Series F Warrants, the Series F Warrant Shares and any Adjustment Shares that may be issued to the Purchasers of Series F Senior Preferred Stock are sometimes herein collectively referred to as the "Securities."  This Agreement, the Certificate of Designation for the Series F Senior Preferred Stock in the form of Exhibit A, the Series F Warrants in the form of Exhibit B, the Security Agreement granting the Purchasers a Lien on the assets of iBill in the form of Exhibit C, the Pledge Agreement in the form of Exhibit D annexed hereto, the Registration Rights Agreement in the form of Exhibit E annexed hereto (the “Registration Rights Agreement”), the GMI Stock Purchase Agreement in the form of Exhibit F, the guaranty of iBill of certain obligations of the Company with respect to the Series F Preferred Stock in the form of Exhibit G hereto, the escrow agreement with respect to the  Escrowed Shares in the form of Exhibit H (the “Series G Escrow Agreement”, the Irrevocable Transfer Agent Instructions in the form of Exhibit I, the 10% Notes in the form of Exhibit J and the Plan (a copy of which has been furnished to  each  Purchaser) are sometimes herein collectively referred to as the "Transaction Documents."

(f)

The Securities will be offered and sold to the Purchasers without such offers and sales being registered under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated thereunder, the "Securities Act"), in reliance on exemptions therefrom.

(g)

In connection with the sale of the Securities, the Company has made available (including electronically via the SEC’s EDGAR system) to each Purchaser its periodic and current reports, forms, schedules, proxy statements and other documents (including exhibits and all other information incorporated by reference) filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act") since January 1, 2002. These reports, forms, schedules, statements, documents, filings and amendments, are collectively referred to as the "Disclosure Documents."  All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Disclosure Documents (or other references of like import) shall be deemed to mean and include all such financial statements and schedules, documents, exhibits and other information which is incorporated by reference in the Disclosure Documents.

B.

The Transactions, Issuance of Transaction Securities and Use of Proceeds.

(a)

Use of Proceeds.  The proceeds from the sale of up to $15.0 million of 10% Notes, up to $3.5 million of Series E Preferred Stock and up to $3.45 million of Senior Series F Preferred Stock (together with the shares of Series G Preferred Stock to be issued to GMI Investment Partners described below, collectively referred to as the “Transaction Securities”) shall be utilized by the Company to pay the $16.35 million of the $20.0 million purchase price for approximately 39.5% of the outstanding common stock of General Media, Inc.

(the “GMI Stock”), as reorganized (the “Reorganized General Media” and, together with certain of its subsidiaries (the “General Media Debtors”).  The GMI Stock is being purchased by the Company from GMI Investment Partners in connection with the transactions contemplated by a settlement and securities purchase agreement, dated as of September 21, 2004, by and among PET Capital Partners LLC, Absolute Return Europe Fund, Susan Devine, NAFT Ventures I LLC, Marc H. Bell, Daniel Staton (collectively, the “Bell/Staton Group”), Penthouse International, Inc., MVIT, GMI Investment Partners and Milberg Weiss Bershad & Schulman LLP (“Milberg Weiss”), as escrow agent (the “GMI Stock Purchase Agreement”).

Under the terms of the GMI Stock Purchase Agreement, a minimum of $10.0 million and a maximum of $20.0 million is required to be paid as the purchase price for between 24.15% and 48.3% of the GMI Stock by September 29, 2004.  It is anticipated that the Company will pay $16.350 million by such date and purchase approximately 81.75% of the GMI Stock, representing an aggregate of 39.5% of the outstanding common stock of General Media.  However, the Bell/Staton Group has given the Company an extension until October 13, 2004 to pay the remaining $3.650 million for the GMI Stock and increase its percentage ownership in the outstanding General Media common stock from 39.5% to 48.3%. The balance of the proceeds in excess of $20.0 million, if any, from the sale of the Transaction Securities will be used by the Company only to pay transaction expenses and for working capital and other corporate purposes for its iBill subsidiary.  The Company intends to continue to offer the Transaction Securities (and/or other equity or equity type convertible securities subordinated to the Series F Preferred Stock) through October 31, 2004.  Although the Company presently intends to purchase the remaining available GMI Stock, it reserves the right to allocate all net proceeds from the sale of additional Transaction Securities or other securities to working capital and general business purposes for its prospective iBill subsidiary.

(b)

Escrow of Proceeds.  The aforesaid $16.35 million to $20.0 million purchase price for the GMI Stock shall be deposited with the Escrow Agent and released to the Bell/Staton Group only upon the closing (the “Plan Closing”) of the transactions contemplated by the Fourth Amended and Restated Joint Plan of Reorganization of the General Media Debtors (the “Plan”), including, but not limited to, the purchase of up to 48.3% of the GMI Stock by the Company and the consummation of the transactions contemplated by the Transaction Documents.   A copy of the GMI Purchase Agreement and the Plan has been made available to each Purchaser.

(c)

Capitalization of Reorganized GMI.

Pursuant to the Plan, the General Media Debtors shall be emerging from the Chapter 11 bankruptcy currently pending in the United States Bankruptcy Court for the Southern District of New York, Case No. 03-15078 (SMB) (the “Bankruptcy Case”) as a result of which (i) the Bell/Staton Group or their affiliates shall hold approximately $27.0 million of seven year New GMI Term Loan Series F Senior Preferred Stock, (ii) the unsecured creditors shall receive $2.0 million in cash and up to $11.0 million in New GMI Term Loan Series F Senior Preferred Stock, (iii) certain members of the Bell/Staton Group shall provide a maximum $20.0 million Exit Financing Facility (of which approximately $8.0 million shall be drawn to pay cash expenses and payments in the Bankruptcy Case, (iv) all outstanding equity securities of General Media, Inc. shall be cancelled, and (v) an aggregate of 1,000,000 shares of Common Stock of Reorganized General Media shall be issued, of which (A) the Company shall own the GMI Stock, to represent approximately between 39.5% and 48.3% of the outstanding common stock of Reorganized GMI, and (B) an equal number of shares of Common Stock of Reorganized GMI shall be owned by the Bell/Staton Group or their affiliates.

(d)

Reserved Shares.  The Company will reserve for issuance to (i) the Purchasers of the maximum 54,500 shares of Series F Senior Preferred Stock, 1,815,000 shares of Common Stock, (ii) the holders of up to $15.0 million of the Company’s 10% convertible secured notes due September 15, 2009 (the “10% Notes”), up to 5,000,000 shares of Common Stock, and (iii) the purchasers of $3.5 million of Series E convertible preferred stock of the Company (the “Series E Preferred Stock”), 1,166,666 million shares of Common Stock that may be issuable: (i) upon conversion of 10% Notes, (ii) upon conversion of the Series E Preferred Stock, and (iii) upon conversion of the Series F Senior Preferred Stock (collectively, based on the $3.00 Conversion Price or Floor Place, the “Conversion Shares”).  The Company shall also reserve for issuance an additional (i) 5,000,000 shares of Common Stock issuable upon exercise of warrants (similar to the Warrants) sold to purchasers of 10% Notes (the “Note Warrant Shares”), (ii) a maximum of 610,776 Series F Warrant Shares issuable to in connection with the Series F Warrants, and (iii) a maximum of 430,504 shares of Common Stock issuable upon exercise of warrants (similar to the Series F Warrants) sold to purchasers of the Series E Senior Preferred Stock (collectively, the “Warrant Shares”).  GMI Investment Partners shall also place in escrow pursuant to the Series G Escrow Agreement an aggregate of 29,929 shares of Series G Preferred Stock that is automatically convertible on or before December 31, 2004 into 39,916,666 shares of Common Stock.  Such 39,916,666 Escrowed Shares, when issued, shall be reserved as Adjustment Shares for potential issuance to the holders of 10% Notes, Series E Preferred Stock and Series F Senior Preferred Stock.  The maximum of (i) 7,983,333 shares of Common Stock that may be issuable as Conversion Shares, (ii) 39,916,666 shares of Common Stock that may be issued as Adjustment Shares,  (iii) 6,041,280 shares of Common Stock (subject to anti-dilution adjustment) that may be issued as Warrant Shares and (iv) a sufficient number of shares of Common Stock for the payment of dividends on the Series F Senior Preferred Stock are collectively referred to as the “Reserved Shares”).

(e)

Series G Preferred Stock.  In consideration of their (i) assignment to the Company of the right to purchase the GMI Stock, (ii) having provided financing and financial accommodations that facilitated the acquisitions of iBill and the GMI Stock, (iii) having provided iBill with transaction processing financing, (iv) having providing personal guarantees and ongoing indemnification to Penthouse and iBill in connection with certain contingent liabilities, and (v) having and continuing to provide management and consulting services to the Company and iBill; the fair value of which financings, financial accommodations, indemnification and management services are estimated to be in excess of approximately $85.0 million, on the Effective Date of the Plan and transfer of title to the GMI Stock to CCI, it is contemplated that CCI shall sell and issue to GMI Investment Partners, 45,000 shares of newly authorized Series G convertible preferred stock, $1,000 per share stated value (the “Series G Preferred Stock”).  The Series G Preferred Stock will:

(i)

be junior on liquidation and sale of control of the Company to the Series E Preferred Stock and Series F Senior Preferred Stock;

(ii)

not pay any dividend or be secured by any assets of the Company;

(iii)

not be subject to mandatory redemption; and

(iv)

upon the earlier of December 31, 2004 or the Company obtaining Stockholder Approval, the Series G Preferred Stock shall be automatically converted into an aggregate number of shares of Company Common Stock as shall equal 68.0 million shares less all Conversion Shares.

The partners of GMI Investment Partners are The Molina Vector Investment Trust (“MVIT”), Aries Capital LLC (“Aries”), Granite Management LLC (“Granite”) and certain affiliates, financial partners and business associates of MVIT, Aries and Granite.  MVIT is an affiliate of Penthouse.  GMI Investment Partners shall escrow as Escrowed Shares, an aggregate of 39,916,666 of such shares of Common Stock it shall receive upon conversion of its Series G Preferred Stock, in the event and to the extent that Adjustment Shares shall be required to be issued to holders of Series F Senior Preferred Stock, 10% Notes or Series E Preferred Stock.

(a)

Anticipated Capitalization of the Company.  Upon issuance of the Transaction Securities, in addition to the Series F Senior Preferred Stock and the shares of Series G Preferred Stock (the terms of which are described above), it is anticipated that the Capitalization of the Company shall be as follows:

(i)

10% Notes.  Up to $15.0 Million of 10% Notes will be issued.  Such 10% Notes shall:

(A)

shall be payable as to interest only, at the rate of 10% per annum, payable semi-annually on June 30th and December 31st, based on a 360 day calendar year; provided, that interest on the 10% Notes shall be payable either 100% in cash, or at the option of the Company, 50% in cash and the balance in additional shares of Company Common Stock at the “Series F Assumed Conversion Price” (but without regard to the Assumed Floor Price);

(B)

unless previously converted into Common Stock (the “Note Conversion Shares”), shall be payable as to principal, together with all accrued an unpaid interest, on September 15, 2009 (the “Note Maturity Date”);

(C)

upon the earlier of December 31, 2004 or the Company obtaining Stockholder Approval, shall be convertible, at any time, at the option of the Purchasers at a price per share (the “Note Conversion Price”) that shall be equal to 50% of the average closing price of Company, as traded on the AMEX or other National Securities Exchange, for the five trading days immediately prior to the date (the “Conversion Date”) that notice of conversion is given to the Company by  a Purchaser (the “Conversion Notice”), subject to a Note

Conversion Price floor of $3.00 per share; provided, that at the time of conversion, the holders of the 10% Notes shall be entitled to receive the benefit of the issuance of Adjustment Shares on the same terms and conditions as holders of the Series F Senior Preferred Stock and shares of Series E Preferred Stock; and.

(D)

be secured by (i) a lien on the assets of the iBill which shall be subordinate to the lien granted to Purchasers, and (ii) the pledge by the Company of a portion (pro rated with the Series F Senior Preferred Stock) of its 100% members interest in iBill and the Company’s 39.5% to 48.3% equity interest in the “Reorganized General Media” (as that term is hereinafter defined) based upon the relative Purchase Price hereunder and the aggregate purchase prices paid for the 10% Notes.  The Lien on the assets of iBill securing the 10% Notes shall be expressly (A) subject and subordinate to the first priority Lien on the assets of iBill now existing or hereafter granted to Senior Lender providing up to $10.0 million of working capital iBill Senior Financing, and (B) subject and subordinate to the Lien on the assets of iBill granted to the Purchasers of the Series F Senior Preferred Stock;

(E)

shall be junior to the Series F Senior Preferred Stock upon the occurrence of a Liquidation Event as defined in the Certificate of Designations for the Series F Senior Preferred; and

(F)

shall not be subject to prepayment except upon a minimum 30 days prior written notice to the Purchasers to require redemption of the Series F Senior Preferred Stock prior to any such prepayment as more specifically provided in the 10% Notes;

In addition, the holders of the 10% Notes will receive warrants (the “10% Note Warrants”) to purchase up to 5,000,000 additional shares of Common Stock at an exercise price of $3.00 per share

(ii)

Series A, B and C Preferred Stock.  No shares of Series A Preferred Stock are issued, 1,000 shares of Series B Preferred Stock, convertible into 100,000 shares of Common Stock, and 10,000 shares of Series C Preferred Stock are issued, convertible into 1,000,000 shares of Common Stock;

(iii)

Series D Preferred Stock.  An aggregate of 330,000 shares of Series D Preferred Stock have been issued to Penthouse in partial consideration for the contemplated sale of iBill to CCI.  The Series D Preferred Stock (A) pays no dividend, (B) has a $100 per share liquidation value, (C) is unsecured and non-redeemable, and (D) on the earlier to occur of (x) the Company obtaining Stockholder Approval and approval by the AMEX of the iBill, or (y) January 21, 2005, shall be automatically converted, together with approximately 3.2 million shares of Company Common Stock to be issued to Penthouse in connection with the consummation of the iBill sale, into that number of shares of Common Stock that would represent 49.9% of the “Fully-Diluted Company Common Stock” at the time of conversion.  Fully-Diluted Company Common Stock means all outstanding shares of Company Common Stock and all additional Common Stock issuable upon exercise or conversion of all options, warrants, convertible notes or convertible preferred stock (including, for purposes of such definition, all Common Stock issuable in connection with the Transaction Securities).  It is anticipated that an aggregate of approximately 81.4 million shares of Company Common Stock (the “Series D Conversion Shares”) will be issued to Penthouse upon full conversion of the Series D Preferred Stock.  It is anticipated that, following the acquisition of the GMI Stock and consummation of the iBill acquisition, such Series D Conversion Shares and the 3.2 million shares of Common Stock (a total of up to 85.0 million shares of Common Stock) will be distributed to the holders of Penthouse Common Stock and other securities convertible into or exercisable for shares of Penthouse Common Stock in connection with the subsequent liquidation of that entity.

(iv)

Series E Preferred Stock.  $3.5 million represented by 35,000 shares of Series E Preferred Stock to be issued to Monarch Pointe Fund LP (“Monarch”) which shall: (A) pay an annual dividend of 6% per annum, until the effective date of the Registration Statement registering the underlying conversion shares and Adjustment Shares issuable upon conversion of the Series E Preferred Stock for resale; (B) be senior, at the rate of $100 per share, on liquidation and sale of control to the Company’s outstanding Series A Preferred, Stock, Series B Preferred Stock, Series C Preferred Stock and Series G Preferred Stock, (C) be junior on liquidation and sale of control to the Company’s outstanding Series F Senior Preferred Stock; (D) not be redeemable or secured by any Liens on assets of iBill or pledge of equity of iBill or Reorganized GMI; and (E) upon the earlier to occur of (x) the Company’s obtaining of Stockholder approval, or (y) December 31, 2004, shall be convertible into Common Stock at a conversion price equal to 50% of the “Market Price” (as defined) of the Company’s Common Stock, as traded on the AMEX or any other national securities exchange (the “Series E Conversion Price”), subject to a floor of $3.00 per share; provided, that at the time of conversion, the holders of the Series E Preferred Stock shall be entitled to receive the benefit of the issuance of Adjustment Shares on the same terms and conditions as holders of the Series F Senior Preferred Stock and shares of Series F Senior Preferred Stock.  In addition, Monarch and its affiliate, Mercator Advisory Group (“Mercator”) will receive warrants (the “Monarch Group Warrants”) to purchase approximately 430,000 additional shares of Common Stock at an exercise price equal to the Series E Conversion Price.

(v)

Outstanding and Fully-Diluted Common Stock.  As at the date hereof, the Company is authorized to issue an aggregate of 30,000,000 shares of Common Stock, of which 15,672,145 shares of Common Stock are currently outstanding.  On a fully-diluted basis, after giving effect to:

(A)

the issuance by not later than December 31, 2004 (upon automatic conversion of the Series G Preferred Stock) of (x) 68.0 million shares of Common Stock, less (y) up to 7,983,333 Conversion Shares and approximately 6,400,000 Warrants Shares in connection with the completion of the Company’s acquisition of the GMI Stock (to occur not later than October 31, 2004);

(B)

the issuance by not later than January 21, 2005 to Penthouse International Inc. (upon automatic conversion of the Series D Preferred Stock) of 85.0 million shares of Common Stock in connection with the consummation of the acquisition of 100% of the members equity of iBill (the “iBill Acquisition”), and

(C)

after giving effect to the issuance of all Conversion Shares (based on a $3.00 per share Conversion Price and the stated $3.00 per share conversion or floor price set forth in the 10% Notes or certificates of designations of the Series E Preferred Stock and Series F Senior Preferred Stock) of all outstanding Preferred Stock, it is anticipated that an aggregate of 170,000,000 shares of Fully-Diluted Company Common Stock will be outstanding, before issuance of up to approximately 6,100,000 shares of Common Stock (subject to anti-dilution adjustment) that may be issued as Warrant Shares to holders of 10% Notes, Series E Preferred Stock and Series F Preferred Stock.  Upon  the consummation of the transactions contemplated by the Transaction Documents (including Stockholder Approval and consummation of the iBill Acquisition), the Company will have (i) 250,000,000 authorized shares of Common Stock of which approximately 17,000,000 shares will be issued and outstanding, prior to conversion of any Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock; (ii) 5,000,000 shares of Preferred Stock authorized  475,450 of  which shares will be issued and outstanding; (iii) 1,000 authorized shares of Series A Preferred Stock of which no shares will be issued and outstanding; (iv)1,000 authorized shares of Series B Preferred Stock of which 1,000 shares will be issued and outstanding and will be convertible into up to 100,000 shares of Common Stock; (v) 10,000 authorized shares of Series C Preferred Stock of which 10,000 shares will be issued and outstanding and will be convertible into up to 1,000,000 shares of Common Stock; (vi) 330,000 authorized shares of Series D Preferred Stock of which 330,000 shares will be issued  and outstanding and will be convertible into up to 85,000,000 shares of Common Stock; (vii) 35,000 authorized shares of Series E Preferred Stock of which 35,000 shares will be issued  and outstanding and will be convertible into up to 1,166,666 shares of Common Stock (excluding Adjustment Shares); (viii) 54,500 authorized shares of Series F Preferred Stock of which 34,500 shares will be issued  and outstanding and will be convertible into up to 1,150,000 shares of Common Stock (excluding Adjustment Shares); (ix) 45,000 authorized shares of Series G Preferred Stock of which 45,000 shares will be issued  and outstanding and will be convertible into up to 68,000,000 shares of Common Stock, less a maximum of 7,983,333 Total Conversion Shares; and (x)  since the date of its most recent Form 10-Q quarterly report, no additional shares of Common Stock will be issuable upon the exercise  of options, warrants and conversion rights in addition to those shares of Common Stock issuable in (iii) –(ix)  above.

(g)

Stockholder Approval.  Penthouse and other Company stockholders holding in excess of 50% of the outstanding shares of Company Common Stock have provided the Company with irrevocable and unconditional written approvals and consents to all of the Transactions, including, without limitation (i) the transactions contemplated by the GMI Stock Purchase Agreement, (ii) consummation of the iBill Acquisition, (iii) an amendment to the Certificate of Incorporation of the Company that, inter alia, shall increase the authorized Common Stock to 250.0 million shares of Common Stock, (iv) the sale and issuance of the 10% Notes, the Warrants, the Series E Preferred Stock, the Series F Senior Preferred Stock, the Series G Preferred Stock, and the other Warrant Shares, and (v) all of the related transactions described herein (the “Stockholder Approval”).  The term “Stockholder Approval” shall also include the filing and approval of a listing application for the additional shares of the Company’s Common Stock to be issued upon conversion of the 10% Notes, the Series E Preferred Stock, the Series F

Senior Preferred Stock and the Series G Preferred Stock, in accordance with the rules of the AMEX. Such Stockholder Approval, in lieu of a special meeting of stockholders, are permissible under Delaware corporate law and pursuant to Section 705 and Section 712 of the rules and regulations of the AMEX.  Following the Closing Date, the Company will, in accordance with the Securities Exchange Act of 1934, as amended, file a Form 14C Information Statement with the SEC, describing the Transactions and, upon approval of such Information Statement, mail same to the Company stockholders.  No further vote or approval is required of Company stockholders receiving such Information Statement.  Accordingly, it is anticipated that the “Stockholder Approval” condition to the rights of holders of the 10% Notes, the Series E Preferred Stock, the Series F Senior Preferred Stock and the Series G Preferred Stock to convert such Securities into Common Stock, and the rights of holders of Warrants and other warrants to exercise such Securities will be obtained on or before November 30, 2004.

In the event that, for any reason, that an amended Certificate of Incorporation increasing the authorized shares of Common Stock to 250.0 million is not filed by December 31, 2004 or all of the foregoing “Stockholder Approval” conditions   are not satisfied by December 31, 2004, then the Company shall pay to the Purchasers in cash 2% of the $3,450,000 Purchase Price for the Series F Senior Preferred Stock for each month, or portion thereof,  following December 31, 2004 that either of such  conditions remain unsatisfied (provided, however, that to the extent that  Castlerigg exercises its Exchange Option, the payment shall also be based on the purchase price of the Penthouse stock so exchanged).  The Company has agreed to pay a similar penalty to the holders of the 10% Notes and the Series E Preferred Stock.

(h)

AMEX Approval.  In August 2004, the Company announced its consummation of the acquisition of Media Billing Company, LLC and its wholly owned subsidiary Internet Billing Company LLC (“iBill”), pursuant to the terms of a securities purchase agreement, dated July 22, 2004, as amended (the “iBill Purchase Agreement”).  On September 20, 2004, the Company received a notice from the AMEX of its intention to de-list the Company’s Common Stock from trading on the AMEX, pending a hearing requested by the Company.  The delisting notice stated, among other things, that the Company failed to furnish certain necessary information to the AMEX concerning iBill and that the iBill Acquisition raised certain public interest concerns.  On September 23, 2004, the Company agreed to rescind the closing of the iBill Acquisition.  However, the iBill Purchase Agreement continues to remain in full force and effect.  As a result of its agreement to rescind the closing of the iBill Acquisition, pending the resolution of all listing eligibility issues and AMEX approvals, the staff of the AMEX agreed to withdraw its notice of intent to de-list the Company’s securities.

The Company shall use its best efforts to furnish the information requested by the AMEX on a timely basis and is hopeful that the staff of the AMEX will, upon receipt and review of such information, provide all necessary approvals for the iBill Acquisition.  There can be no assurance that the Company will be able to satisfactorily resolve all listing issues or that it will receive all such AMEX approvals associated with the iBill transaction.  However, if for any reason, AMEX approval has not been obtained by January 21, 2005, the Company will nevertheless close the iBill Acquisition, withdraw from the AMEX and seek to re-list its Common Stock on another National Securities Exchange.

Following receipt of the AMEX notice of delisting, on September 23, 2004, each of the Company, Penthouse and GMI Investment Partners entered into an agreement (the “September 23rd Agreement”) that provides that the iBill Acquisition will be consummated, all shares of the Company Common Stock and Series D Preferred Stock issuable to Penthouse upon consummation of the iBill Acquisition will be issued, and all of the Series D Preferred Stock will be converted into approximately 81.4 million shares of Company Common Stock, upon the earlier to occur of (i) AMEX Approval of the iBill Acquisition, or (ii) January 21, 2005.  The Company has delivered to legal counsel to Penthouse, for filing with the Secretary of State of the State of Delaware on the earlier of AMEX Approval or January 21, 2005, a duly executed undated certificate of designation for the Series D Preferred Stock, containing no conditions to conversion of such securities into Common Stock.

2.

Representations and Warranties of the Company.  The Company represents and warrants to and agrees with each Purchaser, severally, as follows:

(a)

The Disclosure Documents and the other documents provided to the holders of the Series F Senior Preferred Stock as of their respective dates did not, and will not (after giving effect to any updated disclosures therein) as of the Closing Date as defined in Section 3 below, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Disclosure Documents and the documents incorporated or deemed to be incorporated by reference therein, at the time they were filed or hereafter are filed with the SEC, complied and will comply, at the time of filing, in all material respects with the requirements of the Securities Act and/or the Exchange Act, as the case may be, as applicable.

(b)

Schedule A attached hereto sets forth a complete list of the subsidiaries of the Company (the "Subsidiaries").  Each of the Company and its Subsidiaries has been duly incorporated and each of the Company and the Subsidiaries is validly existing in good standing as a corporation under the laws of its jurisdiction of incorporation, with the requisite corporate power and authority to own its properties and conduct its business as now conducted as described in the Disclosure Documents and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or other), properties, prospects or results of operations of the Company and the Subsidiaries, taken as a whole (any such event, a "Material Adverse Effect").  As of the Closing Date, the Company has and will have the authorized, issued and outstanding capitalization set forth in Section 1 of this Agreement (the “Company Capitalization”); except as set forth in the Disclosure Documents or on Schedule A, the Company does not have any subsidiaries or own directly or indirectly any of the capital stock or other equity or long-term debt securities of or have any equity interest in any other person; all of the outstanding Series F Senior Preferred Stock of capital stock of the Company and the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights and are owned free and clear of all liens, encumbrances, equities, and restrictions on transferability (other than those imposed by the Securities Act and the state securities or "Blue Sky" laws) or voting; except as set forth in the Disclosure Documents, all of the outstanding capital stock of the Subsidiaries are owned, directly or indirectly, by the Company; except as set forth in the Disclosure Documents, no options, warrants or other rights to purchase from the Company or any Subsidiary, agreements or other obligations of the Company or any Subsidiary to issue or other rights to convert any obligation into, or exchange any securities for, Series F Senior Preferred Stock or capital stock of or ownership interests in the Company or any Subsidiary are outstanding.

(c)

The Company and each Subsidiary has the requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents.  Each of the Transaction Documents has been duly and validly authorized by the Company and, when executed and delivered by the Company and each Subsidiary, will constitute a valid and legally binding agreement of the Company, enforceable against the Company and each Subsidiary in accordance with its terms except as the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally or (B) general principles of equity and the discretion of the court before which any proceeding therefore may be brought (regardless of whether such enforcement is considered in a proceeding at law or in equity) (collectively, the "Enforceability Exceptions").

(d)

The Securities have been duly authorized and, when issued upon payment thereof in accordance with this Agreement, will have been validly issued, fully paid and nonassessable.  The Conversion Shares issuable have been duly authorized and validly reserved for issuance, and when issued upon conversion of the Series F Senior Preferred Stock in accordance with the terms of the Series F Senior Preferred Stock, will have been validly issued, fully paid and nonassessable. The Common Stock of the Company conforms to the description thereof contained in the Disclosure Documents.  The stockholders of the Company have no preemptive or similar rights with respect to the Common Stock.

(e)

The Conversion Price, Floor Price, Assumed Floor Price, Conversion Shares and Adjustment Shares issuable upon conversion of the Series F Senior Preferred Stock issued to Purchasers hereunder, all other terms and conditions of conversion of the Series F Senior Preferred Stock and the collateral granted to the Purchasers securing the Series F Senior Preferred Stock shall be (i) as described in this Agreement, and (ii) identical in all material respects to the conversion price, terms and conditions of conversion and collateral granted to all other Purchasers of Series F Senior Preferred Stock and to the holders of Company Series E Preferred Stock.

(f)

No consent, approval, authorization, license, qualification, exemption or order of any court or governmental agency or body or third party is required for the performance of the Transaction Documents by the Company and each Subsidiary or for the consummation by the Company and each Subsidiary of any of the transactions contemplated thereby, or the application of the proceeds of the issuance of the Securities as described in this Agreement, except for such consents, approvals, authorizations, licenses, qualifications, exemptions or orders (i) as have been obtained on or prior to the Closing Date, (ii) as are not required to be obtained on or prior to the Closing Date that will be obtained when required, or (iii) the failure to obtain which would not, individually or in the aggregate, have a Material Adverse Effect.

(g)

None of the Company or the Subsidiaries is (i) in material violation of its articles of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its properties or assets, which breach or violation would, individually or in the aggregate, have a Material Adverse Effect, or (iii) except as described in the Disclosure Documents, in default (nor has any event occurred which with notice or passage of time, or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which it is a party or to which it is subject, which default would, individually or in the aggregate, have a Material Adverse Effect.

(h)

The execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby and the fulfillment of the terms thereof will not (a) violate, conflict with or constitute or result in a breach of or a default under (or an event that, with notice or lapse of time, or both, would constitute a breach of or a default under) any of (i) the terms or provisions of any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which any of the Company or the Subsidiaries is a party or to which any of their respective properties or assets are subject, (ii) the articles of incorporation or bylaws of any of the Company or the Subsidiaries (or similar organizational document) or (iii) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to the Company or the Subsidiaries or any of their respective properties or assets or (b) result in the imposition of any lien upon or with respect to any of the properties or assets now owned or hereafter acquired by the Company or any of the Subsidiaries; which violation, conflict, breach, default or lien would, individually or in the aggregate, have a Material Adverse Effect.

(i)

The audited consolidated financial statements included in the Disclosure Documents present fairly the consolidated financial position, results of operations, cash flows and changes in shareholders' equity of the entities, at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis; draft audited financial statements of iBill as at December 31, 2003 and for the fiscal year then ended, the August 31 Balance Sheet (as hereinafter defined) and the interim unaudited consolidated financial statements included in the Disclosure Documents present fairly the consolidated financial position, results of operations and cash flows of the entities, at the dates and for the periods to which they relate subject to year-end audit adjustments and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis with the audited consolidated financial statements included therein; the selected financial and statistical data included in the Disclosure Documents present fairly the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein; and each of the auditors previously engaged by the Company or to be engaged in the future by the Company is an independent certified public accountant as required by the Securities Act for an offering registered thereunder. Neither the Company nor iBill has liabilities or obligations of any nature, whether known, unknown, absolute, accrued, contingent or otherwise and whether due or to become due, except (a) as and to the extent shown or provided for on their respective financial statements and (b) for liabilities and obligations that were incurred after the date of their respective financial statements in the ordinary course of business.  Since the date of the their respective financial statements there has not occurred or come to exist any Material Adverse Effect or any event, occurrence, fact, condition, change, development or effect that, individually or in the aggregate, would reasonably be expected to become or result in a Material Adverse Effect.  Except as shown on their respective financial statements, neither the Company nor iBill is directly or indirectly liable upon or with respect to (by discount, repurchase agreements or otherwise), or obligated in any other way to provide funds in respect of, or to guarantee or assume, any debt, obligation or dividend of any Person, except endorsements in the ordinary course of business in connection with the deposit, in banks or other financial institutions, of items for collection.

(j)

Except as described in the Disclosure Documents and in Schedule 2(j), there is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation, governmental or otherwise, to which any of the Company or the Subsidiaries is a party, or to which their respective properties or assets are subject, before or brought by any court, arbitrator or governmental agency or body, that, if determined adversely to the Company or any such Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect or that seeks to restrain, enjoin, prevent or delay the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the application of the proceeds therefrom or the other transactions described in the Disclosure Documents.

(k)

The Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how that are necessary to conduct their businesses as described in the Disclosure Documents.  None of the Company or the Subsidiaries has received any written notice of infringement of (or knows of any such infringement of) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would, individually or in the aggregate, have a Material Adverse Effect.

(l)

Each of the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Disclosure Documents ("Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect and none of the Company or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Disclosure Documents and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(m)

Subsequent to the respective dates as of which information is given in the Disclosure Documents and except as described therein, (i) the Company and the Subsidiaries have not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business or (ii) the Company and the Subsidiaries have not purchased any of their respective outstanding capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on any of their respective capital stock or otherwise (other than, with respect to any of such Subsidiaries, the purchase of capital stock by the Company), (iii) there has not been any material increase in the long-term indebtedness of the Company or any of the Subsidiaries, (iv) there has not occurred any event or condition, individually or in the aggregate, that has or reasonably could be expected to have a Material Adverse Effect, and (v) the Company and the Subsidiaries have not sustained any material loss or interference with respect to their respective businesses or properties from fire, flood, hurricane, earthquake, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding.

(n)

There are no material legal or governmental proceedings nor are there any material contracts or other documents required by the Securities Act to be described in a prospectus that are not described in the Disclosure Documents.  Except as described in the Disclosure Documents, none of the Company or the Subsidiaries is in default under any of the contracts described in the Disclosure Documents, has received a notice or claim of any such default or has knowledge of any breach of such contracts by the other party or parties thereto, except for such defaults or breaches as would not, individually or in the aggregate, have a Material Adverse Effect.

(o)

Each of the Company and the Subsidiaries has good and marketable title to all real property described in the Disclosure Documents as being owned by it and good and marketable title to the leasehold estate in the real property described therein as being leased by it, free and clear of all liens, charges, encumbrances or restrictions, except, in each case, as described in the Disclosure Documents or such as would not, individually or in the aggregate, have a Material Adverse Effect. There are no outstanding any liens, charges, encumbrances or restrictions with respect to the assets of Media Billing or iBill, except for equipment leases described in Schedule A to the Security Agreement.  All material leases, contracts and agreements to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or any such Subsidiary, are, to the knowledge of the Company, valid and enforceable against the other party or parties thereto and are in full force and effect.

(p)

Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies which the Company or any

Subsidiary is contesting in good faith and for which adequate reserves have been provided in accordance with generally accepted accounting principles, there is no tax deficiency that has been asserted against the Company or any Subsidiary that would, individually or in the aggregate, have a Material Adverse Effect.

(q)

None of the Company or the Subsidiaries is, or immediately after the Closing Date will be, required to register as an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

(r)

None of the Company or the Subsidiaries or, to the knowledge of any of such entities' directors, officers, employees, agents or controlling persons, has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result in the stabilization or manipulation of the price of the Common Stock.

(s)

None of the Company, the Subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) directly, or through any agent, engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Securities or engaged in any other conduct that would cause such offering to be constitute a public offering within the meaning of Section 4(2) of the Securities Act.  Assuming the accuracy of the representations and warranties of  each Purchaser in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to each  Purchaser in the manner contemplated by this Agreement to register any of the Securities under the Securities Act.

(t)

Except as set forth in the Disclosure Documents, there is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries which is pending or, to the knowledge of the Company or any of the Subsidiaries, threatened.

(u)

Each of the Company and the Subsidiaries maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its material assets is permitted only in accordance with management's authorization and (D) the values and amounts reported for its material assets are compared with its existing assets at reasonable intervals.

(v)

The Company does not know of any claims for services, either in the nature of a finder's fee or financial advisory fee, with respect to the offering of the Series F Senior Preferred Stock and the transactions contemplated by the Transaction Documents.

(w)

The Common Stock currently trades on the AMEX.  Except as described in this Agreement or the Disclosure Documents, the Company currently is not in violation of, and the consummation of the transactions contemplated by the Transaction Documents will not violate, any rule of the AMEX or National Association of Securities Dealers.  The Company shall use its best efforts, but consistent with the disclosures contained in Section 1(B)(h) above, to maintain its listing on the AMEX, and if such listing cannot be maintain, will obtain and maintain its listing on another National Securities Exchange.

(x)

The Company is eligible to use Form S-1 or SB-2 for the resale of the Conversion Shares and any Adjustment Shares by the Purchasers or their transferees.  The Company has no reason to believe that it is not capable of satisfying the registration or qualification requirements (or an exemption therefrom) necessary to permit the resale of the Conversion Shares under the securities or "blue sky" laws of any jurisdiction within the United States that is the residence or domicile of any Purchaser.

(y)

On or before September 29, 2004, the Company shall furnish to the Purchaser an unaudited management prepared balance sheet of iBill dated as of August 31, 2004, including therein cash balances, other assets, accounts and notes payable (the “August 31 Balance Sheets”).  The August 31 Balance Sheet shall reflect no liabilities or obligations owed by iBill to InterCept, Inc. of the nature reflected on the December 31, 2003 financial statements of iBill.

3.

Purchase, Sale and Delivery of the Series F Senior Preferred Stock.  On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, the Series F Senior Preferred Stock in the amounts shown on the signature page hereto.

The shares Series F Senior Preferred Stock that each Purchaser has agreed to purchase shall be delivered by or on behalf of the Company, against payment by or on behalf of such Purchaser, of the purchase price therefor by wire transfer of immediately available funds to the account of the Company previously designated by it in writing.  Payment for the Series F Senior Preferred Stock shall be made at the offices of the Company, 2200 S.W. 10th Street, Deerfield Beach Florida at not later than 5:00 p.m. (New York time) on or before Wednesday, September 29, 2004 (the “Closing”), or at such date as  each Purchaser and the Company may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date."  The aggregate purchase price for the Series F Senior Preferred Stock (the “Purchase Price”) shall be paid by wire transfer of immediately available funds to the attorneys’ escrow account of Gersten, Savage Kaplowitz Wolf & Marcus, LLP, counsel to the Company, or at the request of the Company to the attorneys’ escrow account of Milberg Weiss Bershad & Schulman LLP, as Escrow Agent, under the GMI Securities Purchase Agreement, pending the Effective Date of the Plan.  McLaughlin & Stern LLP, counsel to the Purchasers may retain in escrow certain fees and expenses payable under Section 17 from the funds to be wired by the Purchasers, which amounts may be released upon the Effective Date of the Plan. At the Closing or not later than five (5) days after the Effective Date of the Plan, the Company shall deliver one or more duly executed certificates evidencing the Series F Senior Preferred Stock and the Warrants to  each Purchaser to his or its address designated in writing to the Company.  If for any reason the Effective Date of the Plan, the delivery of not less than 39.5% of the issued and outstanding shares of GMI Stock to the Company and the consummation of the transactions contemplated by the Transaction Documents shall not occur by October 31, 2004, the Purchase Price  shall be immediately returned to the Purchasers.

4.

Certain Covenants of the Company.  The Company covenants and agrees with each Purchaser as follows:

(a)

None of the Company or any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

(b)

The Company will not become, at any time prior to the expiration of three years after the Closing Date, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under the Investment Company Act.

(c)

None of the proceeds of the Series F Senior Preferred Stock will be used to reduce or retire any insider note or convertible debt held by an officer or director of the Company.

(d)

Subject to Section 10 of this Agreement, the Series F Conversion Shares, the Warrant Shares, the shares issuable upon the payment of dividends and any Adjustment Shares will be listed on the AMEX, or such other National Securities Market on which the Company's Common Stock are subsequently listed or traded, immediately following their issuance. In addition to any other rights and remedies of a Purchaser pursuant to the Transaction Documents, the Company shall pay to each Purchaser in cash on the first day of each month an amount equal to the product of (i) 2% for each month or portion thereof and (ii) the Liquidation Preference, as defined in the Certificate of Designations, in the event that the shares of Common Stock are not timely listed on AMEX or such other National Securities Market.

(e)

The Company shall ensure that no officer or director of the Company sells any shares of Common Stock from the Closing Date until the date that is 90 days following the effective date of the Registration Statement, as defined in Section 9 below.

(f)

The Company will use its best efforts to do and perform all things required to be done and performed by it under this Agreement and the other Transaction Documents and to satisfy all conditions precedent on its part to the obligations of  each  Purchaser to purchase and accept delivery of the Securities.

(g)

The Company shall deliver certificates representing the shares of Common Stock no later than the third business day after  delivery  of a conversion notice with respect to the Series F Senior Preferred Stock (the “Delivery Date”) which certificates shall not bear a legend as set forth in Section 4(b). The Company understands that a delay in the issuance of such certificate could result in economic loss to the Purchasers.  As compensation to the Purchasers for such loss and in addition to all of the Purchasers rights and remedies under the Transaction Documents, the Company agrees to pay late payments to   the Purchasers for late issuance of Common Stock upon Conversion for each business day beyond two (2) business days from the Delivery Date in the amount of $100 for each $10,000 in Purchase Price for the shares of Series F Senior Preferred Stock being converted.  Each Purchaser shall have the right to rescind the conversion notice in the event of the Company’s failure to deliver the certificates, as herein provided, within two business days of the Delivery Date provided however that such rescission shall not abate the payments set forth in this paragraph.

(h)

In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of the Purchaser and its compliance with the provisions contained in this paragraph, so long as the certificates therefore do not bear a legend and the Purchaser thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Purchaser by crediting the account of Purchaser’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

(i)

If during the period commencing with the Effective Date of the Plan and terminating on the later of (A) three (3) years after the effectiveness of the registration statement being filed pursuant to the Registration Rights Agreement (the “Registration Statement”), and (B) December 31, 2005, the Company issues shares of its Common Stock (or other instruments convertible into shares of Common Stock) in conjunction with the issuance of warrants, options  or other rights to purchase Common Stock (the “New Warrants”) but (1) with more favorable warrant coverage, then the  Company  shall issue to each Purchaser additional Warrants to purchase additional Shares equal to the difference between the new Warrants and the Series F Warrants or (2) which New Warrants or rights contain terms more favorable than the Series F Warrants issued herewith,  each Purchaser shall have the right to require the Company to issue the Purchasers new Series F Warrants(s)  or amend the existing Series F Warrants containing such “favored terms.”

(j)

Except for (i) issuances of not more than 10% of its then outstanding Fully-Diluted Common Stock in the form of Common Stock or as options or warrants to executive employees, consultants and/or non-principal stockholder independent directors, (ii) issuances of Common Stock or securities convertible into or exercisable for Common Stock to principal stockholders, officers, directors or their Affiliates in connection with the acquisition of the securities or assets of any person, firm or corporation, other than the Reorganized General Media or iBill (a “Related Party Acquisition”), which Related Party Acquisition shall have been approved by the non-interested members of the Company’s board of directors and (if material) shall be accompanied by an independent fairness opinion from an investment banking firm that is reasonably acceptable to the Purchasers, or (iii)  issuances of Common Stock or securities convertible into or exercisable for Common Stock to principal stockholders, officers or directors or their Affiliates in connection with one or more financings made or arranged by the Company by such persons (a “Related Party Financing”),  which Related Party Financing shall have been approved by the non-interested members of the Company’s board of directors and (if material) shall be accompanied by an independent fairness opinion from an investment banking firm that is reasonably acceptable to the Purchasers, the Company shall not issue any additional shares of its Common Stock or other securities convertible into or exercisable for Common Stock to principal stockholders, officers, directors or their Affiliates.

(k)

On or before the first day that all “Registrable Securities” (as defined in the Registration Rights Agreement) issuable to the Purchasers in connection with the Series F Senior Preferred Stock and Series F Warrants shall become available for public sale or distribution, the Company shall have included in public filings under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, all material non-public information previously furnished by the Company to the Purchasers. Thereafter, each of the Company, its officers, directors, employees and agents shall in no event disclose non-public information to the Purchasers, advisors to or representatives of the Purchasers. In the event that the Company fails to release such information in accordance with this Section 4(k), each  Purchaser shall have the right to publicly disseminate and release such information in such manner as may be determined by Purchaser upon written notice to the Company.

(l)

In the event that the Effective Date under the Plan shall not occur by October 31, 2004 or, for any other reason, the transactions under the GMI Securities Purchase Agreement shall be terminated or the transactions contemplated by the Transaction Documents have not been consummated, all of the Purchase Price shall be promptly returned by the Escrow Agent under the GMI Securities Purchase Agreement directly to  each Purchaser.  To facilitate the foregoing, on the Closing Date, Gersten Savage Kaplowitz Wolf & Marcus, LLP shall issue irrevocable instructions, in the form annexed hereto, to Milberg Weiss Bershad & Schulman LLP, as Escrow Agent, under the GMI Securities Purchase Agreement, consistent with the above.

(m)

On the Closing Date, counsel to the Purchasers shall be authorized to file with the Secretary of State of the State of Florida, UCC –1 Financing Statements to perfect the Purchasers’ Lien on the assets of iBill and Media Billing Company LLC

(n)

Except as specifically provided in the 10% Notes, neither the Company nor any of its Subsidiaries shall pay any  of the Company’s obligations under the 10% Notes prior to payment in full of all amounts that may be owed to the Purchasers upon redemption of the then outstanding shares of Series F Senior Preferred Stock.

(o)

The Company shall not amend the terms of the 10% Notes in a manner which would adversely affect the  Purchasers.

(p)

The company shall not amend the iBill Purchase Agreement in any manner that would postpone or delay the consummation of the transactions thereunder.

(q)

The Company shall (i) on or before October 15, 2004, obtain a commitment letter for Senior Debt financing for iBill in the amount of up to $10,000,000 from a reputable financial institution not otherwise affiliated with the Company, which Senior Debt financing shall be conditional upon the completion of the iBill Acquisition and guaranteed by the Company; (ii) undertake (but without legal obligation) to sell up to $3,650,000 of additional securities (subordinated to the Series F Preferred Stock) for the purpose of increasing its 39.5% percentage ownership in the GMI Stock to up to 48.3%, and (iii) use its best efforts to sell up to an additional $5,475,000 of 10% Notes or other securities subordinated to the Series F Preferred Stock; the proceeds of all of which financings shall be used for additional working capital and other corporate purposes of the Company’s iBill subsidiary.

5.

Conditions of  each Purchaser's Obligations.  The obligation of each Purchaser to purchase and pay for the Securities is subject to the following conditions unless waived in writing by  such  Purchaser:

(a)

The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (other than representations and warranties with a Material Adverse Effect qualifier, which shall be true and correct as written) on and as of the Closing Date; the Company shall have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(b)

None of the issuance and sale of the Securities pursuant to this Agreement or any of the transactions contemplated by any of the other Transaction Documents shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued in respect thereof; and there shall not have been any legal action, order, decree or other administrative proceeding instituted or, to the Company's knowledge, threatened against the Company or against any Purchaser relating to the issuance of the Securities or any Purchaser's activities in connection therewith or any other transactions contemplated by this Agreement, the other Transaction Documents or the Disclosure Documents.

(c)

The Purchasers shall have received certificates, dated the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the Company, to the effect of paragraphs 5(a) and (b).

6.

Representations and Warranties of  Each Purchaser.   Each Purchaser hereby severally and not jointly  represents and warrants to the Company as follows:

(a)

The Securities to be acquired by such Purchaser hereunder (including the Series F Senior Preferred Stock and the Series F Conversion Shares that it may acquire upon conversion thereof, as the case may be) are being acquired for his its own account for investment and with no intention of distributing or reselling such Securities (including the Series F Senior Preferred Stock and the Series F Conversion Shares that it may acquire upon conversion or exercise thereof, as the case may be) or any part thereof or interest therein in any transaction which would be in violation of the securities laws of the United States of America or any State.  Nothing in this Agreement, however, shall prejudice or otherwise limit  such Purchaser's right to sell or otherwise dispose of all or any part of such Series F Senior Preferred Stock or Series F Conversion Shares under an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration.  By executing this Agreement, each Purchaser further represents that such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any Person with respect to any of the Securities.

(b)

Such Purchaser understands that the Series F Senior Preferred Stock and the F Series F Conversion Shares and Adjustment Shares that may be acquired upon conversion of the Series F Senior Preferred Stock have not been registered under the Securities Act and may not be offered, resold, pledged or otherwise transferred except (a) pursuant to an exemption from registration under the Securities Act (and, if requested by the Company, based upon an opinion of counsel acceptable to the Company) or pursuant to an effective registration statement under the Securities Act and (b) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

Such Purchaser agrees to the imprinting, so long as appropriate, of the following legend on the Securities (including the Series F Senior Preferred Stock the Series F Conversion Shares and any Adjustment Shares that he or it may acquire upon conversion or exercise thereof, as the case may be):

The Securities evidenced by this certificate have not been registered under the U.S. Securities Act of 1933, as amended, and may not be offered, sold, pledged or otherwise transferred ("transferred") in the absence of such registration or an applicable exemption therefrom. In the absence of such registration, such Securities may not be transferred unless, if the Company requests, the Company has received a written opinion from counsel in form and substance satisfactory to the Company stating that such transfer is being made in compliance with all applicable federal and state securities laws.

A certificate shall not bear such legend (and the Purchaser shall be entitled to have such legend removed) if, the Series F Conversion Shares, the Adjustment Shares or the Dividend Shares, as the case may be are duly registered for resale under the Securities Act of 1933, as amended, or in the opinion of counsel for the Purchaser thereof (which counsel shall be reasonably satisfactory to the Company), the securities represented thereby are not, at such time required by law to bear a legend. The Series F Senior Preferred Stock, the Series F Conversion Shares and the Adjustment Shares shall also bear any other legends required by applicable Federal or state securities laws, which legends may be removed when in the opinion of counsel to the Company experienced in the applicable securities laws, the same are no longer required under the applicable requirements of such securities laws.  The Company agrees that it will provide each Purchaser, upon request, with a substitute certificate, not bearing such legend at such time as such legend is no longer applicable.  Such Purchaser agrees that, in connection with any transfer of the Series F Senior Preferred Stock or the Series F Conversion Shares or the

Adjustment Shares pursuant to an effective registration statement under the Securities Act, such Purchaser will comply with all prospectus delivery requirements of the Securities Act.  The Company makes no representation, warranty or agreement as to the availability of any exemption from registration under the Securities Act with respect to any resale of the Series F Senior Preferred Stock or the Series F Conversion Shares or any Adjustment Shares.

(c)

Such Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act.   Such  Purchaser did not learn of the opportunity to purchase Series F Senior Preferred Stock or any other security issuable by the Company through any form of general advertising or public solicitation.

(d)

Such Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, having been represented by counsel, and has so evaluated the merits and risks of such investment and is able to bear the economic risk of such investment and, at the present time, is able to afford a complete loss of such investment.

(e)

The purchase of the Securities to be purchased by  such Purchaser (i) has been duly and properly authorized and this Agreement has been duly executed and delivered by him or it or on his or its behalf and constitutes the valid and legally binding obligation of the Purchaser, enforceable against  such Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; (ii)  does not conflict with or violate its charter, by-laws or any law, regulation or court order applicable to him or it; and (iii) does not impose any penalty or other onerous condition on such Purchaser under or pursuant to any applicable law or governmental regulation.

(f)

Such Purchaser acknowledges he or his or its representatives have reviewed the Disclosure Documents and further acknowledges that it or its representatives have been afforded (i) the opportunity to ask such questions as he or they deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Securities; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information contained in the Disclosure Documents.

(g)

Such Purchaser has based his or its investment decision solely upon the information contained in the Disclosure Documents and such other information as may have been provided to it or its representatives by the Company in response to their inquiries, and has not based its investment decision on any research or other report regarding the Company prepared by any third party ("Third Party Reports").  Such Purchaser understands and acknowledges that (i) the Company does not endorse any Third Party Reports and (ii) its actual results may differ materially from those projected in any Third Party Report.

(h)

Such Purchaser understands and acknowledges that (i) any forward-looking information included in the Disclosure Documents supplied to such Purchaser by the Company or its management is subject to risks and uncertainties, including those risks and uncertainties set forth in the Disclosure Documents; and (ii) the Company's actual results may differ materially from those projected by the Company or its management in such forward-looking information.

(i)

Such Purchaser understands and acknowledges that (i) the Securities are offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and that the Company and its counsel will rely upon, the accuracy and truthfulness of the foregoing representations and such Purchaser hereby consents to such reliance.

7.

Covenants of  each Purchaser Not to Short Stock.  Each Purchaser, and his or its respective affiliates and assigns agree not to engage in short sales with respect to the Company Common Stock as long as Series F Senior Preferred Stock are outstanding.  For purposes of this section, a “Short Sale” by a  Purchaser shall mean a sale of Common Stock by such Purchaser that is marked as a short sale and that is made at a time when there is no equivalent offsetting long position in Common Stock held by  such Purchaser.  For purposes of determining whether there is an equivalent offsetting long position in Common Stock held by a Purchaser, (i) Conversion Shares and Warrant Shares that have not yet been issued on conversion of the Series F Senior Preferred Stock or exercise of the Warrant but which the Company is obligated to issue as a result of receipt of a notice of Conversion or receipt of documents and payment required for exercise of the Warrant shall be deemed to be held long by such Purchaser but (ii) Conversion Shares and Warrant Shares that have not yet been issued on conversion of the  Series F Senior Preferred Stock or exercise of the Warrant and which are not subject to receipt of a notice of conversion or receipt of documents and payment required for exercise of the Warrant  shall not be deemed to be held long by such Purchaser.

8.

Termination.

(a)

This Agreement may be terminated in the sole discretion of the Company by notice to  each Purchaser if at the Closing Date:

(i)

the representations and warranties made by such Purchaser in Section 6 are not true and correct in all material respects; or

(ii)

as to the Company, the sale of the Securities hereunder (i) is prohibited or enjoined by any applicable law or governmental regulation or (ii) subjects the Company to any penalty, or in its reasonable judgment, other onerous condition under or pursuant to any applicable law or government regulation that would materially reduce the benefits to the Company of the sale of the Securities to such Purchaser, so long as such regulation, law or onerous condition was not in effect in such form at the date of this Agreement.

(b)

This Agreement may be terminated in the sole discretion of  each Purchaser by notice to the Company given in the event that (i) the Company shall have failed, refused or been unable to satisfy all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date, or (ii) the Company does not purchase the GMI Stock and the “Effective Date of the Plan” (as defined in the GMI Stock Purchase Agreement) does not occur by October 31, 2004, or (iii) after the execution and delivery of this Agreement and immediately prior to the Closing Date, trading in securities of the Company or in securities generally on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National or Small Cap Market or the NASD OTC Bulletin Board shall have been suspended or minimum or maximum prices shall have been established on any such exchange.

(c)

This Agreement may be terminated by mutual written consent of all parties.

9.

Registration.  Within 45 days from the Closing Date, the Company shall prepare and file with the SEC a Registration Statement (the “Registration Statement”) covering the resale of the maximum number of (a) Conversion Shares (including all Adjustment Shares and a minimum of 750,000 shares representing shares of Common Stock which may be issued as dividends on the Series F Senior Preferred Stock), and (b) Warrant Shares (collectively, the "Registrable Securities") as set forth in the Registration Rights Agreement.  In the event that such Registration Statement shall not be initially filed with the SEC within 75 days of the Closing Date or declared effective by the SEC within 100 days of the Closing Date, in either case, and notwithstanding anything to the contrary contained in the Registration Rights Agreement or this Agreement, the Company shall pay to the Purchasers cash payments of 2% of the $3.45 million Purchase Price for the Series F Senior Preferred Stock for each month and the approximately $2.0 million purchase price previously paid for Common Stock of Penthouse, or portion thereof, that such initial filing is delayed and 2% for each month or portion thereof that such effective date shall be delayed.  Such payments are in addition to, and not in lieu of, any other payments that may be owed to  a  Purchaser under this Agreement and shall be payable within 30 days of the end of each month of delay.

If a Registration Statement covering all the Registrable Securities, as defined in the Registration Rights Agreement is (i) not effective on any day after the Registration Statement has initially been declared effective by the SEC, or (ii) sales of all the Registrable Securities required to be included on such Registration Statement cannot be made pursuant to the Registration Statement (including, without limitation, because of a failure to keep the Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to the Registration Statement, to register sufficient shares of Common Stock), then, as partial relief for the damages to any Purchaser by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each Purchaser on the first day of each month an amount in cash equal to the product of (i) the Liquidation Preference per share of Series F Preferred Stock multiplied by (ii) .00067 multiplied by the number of days after the Registration Statement has been declared effective by the SEC that such Registration Statement is not available for the sale of at least all the Registrable Securities required to be included on such Registration Statement; provided however that such payments shall not be payable to the Purchasers for the first 30 days after the Registration Statement is not effective (or 60 days in the case of a material acquisition) and further provided that the foregoing proviso shall only be applicable once in any 12 month period.

10.

Notices.  All communications hereunder shall be in writing and shall be hand delivered, mailed by first-class mail, couriered by next-day air courier or by facsimile and confirmed in writing (i) if to the Company, at the addresses set forth below, or (ii) if to a Purchaser, to the address set forth for such party on the signature page hereto.

If to the Company:

Care Concepts I, Inc.

2200 S.W. 10th Street

Deerfield Beach, Florida 33442

Attention:  President

Telephone:  (954) 363-4400

with a copy to:

Gersten Savage Kaplowitz Wolf & Marcus, LLP

101 East 52nd Street,

New York, New York 10022

Attn: Stephen A. Weiss, Esq.

Telephone:  (212) 752-9700

Facsimile:  (212) 980-5192

A copy of all notices to the Purchasers shall be sent to:

McLaughlin & Stern LLP

260 Madison Avenue

New York, NY 10016

Attn: Steven Schuster, Esq.

Telephone: (212) 448-1100

Facsimile:  (212) 448-0066

All such notices and communications shall be deemed to have been duly given:  (i) when delivered by hand, if personally delivered; (ii) five business days after being deposited in the mail, postage prepaid, if mailed certified mail, return receipt requested; (iii) one business day after being timely delivered to a next-day air courier guaranteeing overnight delivery; (iv) the date of transmission if sent via facsimile to the facsimile number as set forth in this Section or the signature page hereof prior to 6:00 p.m. on a business day, or (v) the business day following the date of transmission if sent via facsimile at a facsimile number set forth in this Section or on the signature page hereof after 6:00 p.m. or on a date that is not a business day.  Change of a party's address or facsimile number may be designated hereunder by giving notice to all of the other parties hereto in accordance with this Section.

11.

Survival Clause.  The respective representations, warranties, agreements and covenants of the Company and the Purchasers set forth in this Agreement shall survive until the fifth anniversary of the Closing.

12.

Successors.  This Agreement shall inure to the benefit of and be binding upon Purchasers and the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person. Neither the Company nor any Purchaser may assign this Agreement or any rights or obligation hereunder without the prior written consent of the other party.

13.

No Waiver; Modifications in Writing.  No failure or delay on the part of the Company or a Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or a Purchaser at law or in equity or otherwise.  No waiver of or consent to any departure by the Company or a Purchaser from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, provided that notice of any such waiver shall be given to each party hereto as set forth below.  Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of each of the Company and  each  Purchaser.  Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or a Purchaser from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given.  Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

14.

Subordination to Senior Debt.   By his or its execution of this Agreement, each  Purchaser does hereby irrevocably covenant and agree to execute and deliver to any Senior Lender any subordination, intercreditor or similar agreement or undertaking in form and content reasonably satisfactory to such Purchaser between or among such Senior Lender and the Company or any of its Subsidiaries, in connection with any iBill Senior Financing or any other senior secured financing(s) that the Company or any of its present or future Subsidiaries, other than iBill and Media Billing, may hereafter engage in, whether in connection with any acquisition, working capital financing or other transaction not to exceed $10,000,000 in the aggregate (collectively, “Senior Debt”).  Subject at all times to the maintenance of the priority of Purchasers’ Lien on the assets of iBill (subordinated only as set forth above), nothing contained in the Certificate of Designation for the Series F Senior Preferred Stock or this Agreement shall impose any limitation on the amount or the ability of the Company and/or its present or future subsidiaries, including iBill or Media Bill, to incur indebtedness for money borrowed, in such amounts as the Board of Directors of the Company may, in the exercise of its sole discretion, determine.

15.

Entire Agreement; Inconsistencies  This Agreement, together with Transaction Documents, constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof and thereof. In the event of any inconsistency or conflict between the terms and conditions of the Transaction Documents and the description of the terms of the applicable Transaction Document contained herein, then the terms and conditions contained in such Transaction Document shall control.

16.

Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby.

17.

Expenses.

The Company shall reimburse the Purchasers for their legal fees and expenses incurred in connection with the preparation and negotiation of the Transaction Documents, which obligation shall be effective upon the Closing, even if  a Purchaser has a right to the return of the Purchase Price pursuant to Section 3 after the Closing Date. . Other than the amounts contemplated in the immediately preceding sentence, each party shall pay the fees and expenses of its advisers, counsel, accountants, and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

18.

APPLICABLE LAW.  THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PROVISIONS RELATING TO CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.  THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ACTIONS, SUITS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT ONLY IN STATE OR FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK, NEW YORK AND HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR SUCH PURPOSE.

19.

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20.

Facsimile Signatures.  Facsimile signatures shall be construed and considered original signatures for purposes of enforcement of the terms of this agreement.

[the balance of this page left blank – signature page follows]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement among the Company and the Purchasers.

Very truly yours,

Care Concepts I, Inc.

By:

___________________________

Name:

Gary Spaniak, Jr.,

Title:

 President

Purchaser Signature Page:

ACCEPTED AND AGREED TO

This __ day of September 2004:

Vestcap International Management Limited

_____________________________

By:        ______________________

Title:      ______________________

Amount of Series F Senior Preferred Stock
Purchased:  $_________

Purchase Price:  $_________

Address for Notice to Purchaser:

____________________________________

____________________________________

____________________________________

Castlerigg Master Investments Limited

_____________________________

By:        ______________________

Title:      ______________________

Amount of Series F Senior Preferred Stock
Purchased:  $_________

Purchase Price:  $_________

Address for Notice to Purchaser:

____________________________________

____________________________________

____________________________________

Schedule A

Direct and Indirect Subsidiaries of Care Concepts I, Inc.

[to be furnished]

Media Billing, LLC Internet Billing Company, LLC

Exhibit A

Series F Senior Preferred Stock Certificate of Designation

(attached hereto)

Exhibit B

Series F Warrant

Exhibit C

Security Agreement

Exhibit D

Pledge Agreement

Exhibit E

Registration Rights Agreement

Exhibit F

GMI Stock Purchase Agreement